Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-42627, No. 333-45517 and No. 333-65620) of PAULA Financial and subsidiaries of our report dated March 3, 2005, with respect to the consolidated financial statements of Paula Financial and subsidiaries included in this Annual Report (Form 10-KSB) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Los Angeles, California
March 24, 2006